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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 31, 2004 relating to the consolidated financial statements of MarketAxess Holdings Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY
September 24, 2004